EXHIBIT 99.1

Oblong Announces Financial Results for First Quarter 2021

– Pipeline of Opportunities Remain Robust Ahead of Office Reopenings
– Releases Initial Version of MezzanineTM Cloud Service to Select Customers
– Management to Conduct Conference Call Today at 4:30 p.m. ET

Los Angeles -- May 13, 2021 -- (BUSINESS WIRE) Oblong, Inc. (Nasdaq: OBLG) (“Oblong” or the “Company”), the award-winning maker of multi-stream collaboration solutions, today reported financial results for the first quarter of 2021.

Q1 2021 and Recent Operational Highlights
•    Introduced early-stage version of its MezzanineTM cloud collaboration product
•    Expanded product development team to accelerate engineering and software development
•    Invested in sales resources to expand distribution channels in anticipation of office reopenings
•    Began trading on the Nasdaq Capital Market in February 2021 and simplified its capital structure by eliminating all outstanding preferred stock
“As each month passes, enterprises are getting closer to a broad return to office environments. We are confident that the ‘return to the office’ will be a substantial catalyst for the acceleration of our business,” commented Pete Holst, Chairman and CEO of Oblong. “There are thousands of conference rooms where Mezzanine’s unique collaboration technology can be deployed when office reopenings occur. Further, as a natural and critically important extension of the Mezzanine conference room hubs, are the tens of thousands of team members that will, upon commercial launch, be able to enjoy the benefits of Mezzanine through our cloud offering designed for team members working remotely. Our growing, vertically-diverse pipeline of opportunities that address both in-room and hybrid next generation collaboration for the hybrid worker supports this optimism. Transforming team collaboration remains a priority for companies in our target market and, while ‘return to office’ announcements are encouraging, the actual re-openings are progressing at a measured and cautious pace. While near-term visibility into market re-openings remains uncertain, we are confident that our long-term vision that Mezzanine and the Mezzanine Cloud solution being developed will be an essential part of how team members engage with data to inform critical business decisions.

“Building on years of data from our Fortune 500 customer base, including specific feedback from our largest opportunities, it’s clear our development initiatives to create cloud-centric offerings are critical and, moreover, need to accelerate,” continued Holst. “Oblong’s DNA is rooted in creating unique and highly engaging user experiences that maximize audience interaction and participation. Over the coming months we will be aggressively testing and iterating our next gen cloud services in lock step with customer feedback. The path to innovation and growth for many companies begins with changing the status quo and equipping teams with technology that accelerates all forms of decision making.”

Q1 2021 Financial Highlights

The Company reported the following financial results for the first quarter of 2021:

•    First quarter 2021 product sales from its flagship Mezzanine™ collaboration suite of $0.3 million, versus $1.7 million for the first quarter of 2020. This decrease is primarily attributable to delayed orders in our distribution channels as a direct result of customer implementation schedules shifting due to the ongoing COVID-19 pandemic.

•    First quarter 2021 total revenue of $1.9 million compared to $5.3 million for the first quarter of 2020.

•    Gross profit margin of 33% for the first quarter of 2021 compared to 55% for the first quarter of 2020.

•    Net loss of $3.4 million for the first quarter of 2021, compared to net loss of $3.1 million for the first quarter of 2020.

•    Adjusted EBITDA (“AEBITDA”) loss of $2.4 million for the first quarter of 2021, compared to an AEBITDA loss of $1.5 million for the first quarter of 2020. AEBITDA loss is a non-GAAP financial measure. See “Non-GAAP Financial Information” below for additional information regarding this non-GAAP financial measure, and “GAAP to Non-GAAP Reconciliation” for a reconciliation of this non-GAAP financial measure to net loss.

•    Total cash balance at March 31, 2021 was $4.0 million. As of March 31, 2021, the Company had no debt outstanding other than the Company’s $2.4 million PPP Loan. The Company recently applied for forgiveness of the PPP Loan and expects the entire amount to be forgiven.

•    On February 12, 2021, Oblong began trading on the Nasdaq Capital Market and all Series D and Series E Preferred Stock converted to common stock. As of February 12, 2021, the Company has no remaining preferred stock outstanding.

Conference Call Details
Management will host a conference call with the investment community today to discuss the Company’s financial results.
Date: Thursday, May 13, 2021
Time: 4:30 p.m. Eastern Time (ET)
Dial in Number for U.S. Callers: 1-866-269-4262
Dial in Number for International Callers: 1-856-344-9207
Please Reference Conference ID: 7727484

The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=144942.

Participating on the call will be Peter Holst, CEO and David Clark, CFO. To join the live conference call, please dial in to the above referenced telephone numbers five to ten minutes prior to the scheduled conference call time.

A replay will be available for two weeks starting on May 13, 2021 at approximately 7:30 p.m. ET. To access the replay, please dial 1-844-512-2921 in the U.S. and 1-412-317-6671 for international callers. The conference ID# is 7727484.

Non-GAAP Financial Information

Adjusted EBITDA (“AEBITDA”) loss, a non-GAAP financial measure, is defined as net loss before depreciation and amortization, stock-based expense, impairment charges, severance, income tax expense, and interest and other expense, net. AEBITDA loss is not intended to replace operating loss, net loss, cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). Rather, AEBITDA loss is an important measure used by management to assess the operating performance of the Company and to compare such performance between periods. AEBITDA loss as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies. Therefore, AEBITDA loss should be considered in conjunction with net loss and other performance measures prepared in accordance with GAAP, such as operating loss or cash flow used in operating activities, and should not be considered in isolation or as a substitute for GAAP measures, such as net loss, operating loss or any other GAAP measure of liquidity or financial performance. A GAAP to non-GAAP reconciliation of net loss to AEBITDA loss is shown under “GAAP to Non-GAAP Reconciliation” later in this release.

About Oblong, Inc.

Oblong (Nasdaq: OBLG) provides innovative and patented technologies that change the way people work, create, and communicate. Oblong’s flagship product Mezzanine™ is a remote meeting technology platform that offers simultaneous content sharing to achieve situational awareness for both in-room and remote collaborators. Oblong supplies Mezzanine systems to Fortune 500 enterprise customers and is a Cisco Solutions Plus integration partner. For more information, visit Oblong’s website, Twitter and Facebook pages.

Forward looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Oblong’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to (i) potential forgiveness of any portion of the PPP Loan, (ii) the Company’s potential future growth and financial performance and (iii) the success of its products and services. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties, including the volatility of market price for our securities, that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the

Company’s Annual Report on Form 10-K for the year ending December 31, 2020 and in other filings made by the Company with the SEC from time to time. Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained herein.

Investor Relations Contact:
Brett Maas
Hayden IR, LLC
brett@haydenir.com
646-536-7331

OBLONG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash	$3,964	$5,058
Current portion of restricted cash	61	158
Accounts receivable, net	1,779	3,166
Inventory	1,494	920
Prepaid expenses and other current assets	1,147	691
Total current assets	8,445	9,993
Property and equipment, net	430	573
Goodwill	7,367	7,367
Intangibles, net	9,543	10,140
Right-of-use assets, net	773	903
Other assets	113	167
Total assets	$26,671	$29,143
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,417	$2,014
Accounts payable	1,079	313
Current portion of deferred revenue	930	1,217
Accrued expenses and other current liabilities	1,533	1,201
Current portion of operating lease liabilities	797	830
Total current liabilities	6,756	5,575
Long-term liabilities:
Long-term debt, net of current portion and net of discount	—	403
Operating lease liabilities, net of current portion	423	602
Deferred revenue, net of current portion	561	506
Total long-term liabilities	984	1,511
Total liabilities	7,740	7,086
Total stockholder's equity	18,931	22,057
Total liabilities and stockholders’ equity	$26,671	$29,143

OBLONG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Revenue	$1,918	$5,328
Cost of revenue (exclusive of depreciation and amortization)	1,290	2,374
Gross profit	628	2,954
Operating expenses:
Research and development	692	1,327
Sales and marketing	527	1,220
General and administrative	2,067	2,028
Impairment charges	31	541
Depreciation and amortization	722	815
Total operating expenses	4,039	5,931
Loss from operations	(3,411)	(2,977)
Interest and other expense, net	22	152
Net loss before taxes	(3,433)	(3,129)
Income tax expense	—	—
Net loss	(3,433)	(3,129)
Preferred stock dividends	1	4
Undeclared stock dividends	366	—
Induced conversion of Series A-2 Preferred Stock	300	—
Net loss attributable to common stockholders	$(4,100)	$(3,133)

Basic and diluted net loss per share	$(0.23)	$(0.60)

GAAP to Non-GAAP Reconciliation:

Net loss	$(3,433)	$(3,129)
Depreciation and amortization	722	815
Interest and other expense, net	22	152
Impairment charges	31	541
Severance	—	40
Stock-based expense	307	32
Adjusted EBITDA Loss	$(2,351)	$(1,549)